As filed with the Securities and Exchange Commission on July 27, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Zivo Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Nevada	87-0699977
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

21 East Long Lake Road, Suite. 100

Bloomfield Hills, MI

(248) 452-9866

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keith R. Marchiando

Chief Financial Officer

Zivo Bioscience, Inc.

21 East Long Lake Road, Suite 100,

Bloomfield Hills, Michigan 48304

(248) 452-9866

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey Kuras, Esq. Emily J. Johns, Esq. Honigman LLP 2290 First National Building 600 Woodward Avenue Detroit, MI 48226-3506 (313) 465-7454

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U. S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 27, 2023

PROSPECTUS

2,996,260 shares of Common Stock underlying Series A Common Warrants and Series B Common Warrants

This prospectus relates to the resale from time to time by the selling stockholder identified in this prospectus under the caption “Selling Stockholder” (the “selling stockholder”) of up to an aggregate of 2,996,260 shares of common stock of Zivo Bioscience, Inc., par value 0.001 per share (the “Common Stock”) comprised of (i) 1,498,130 shares of Common Stock issuable upon the exercise of Series A Common Warrants acquired by the selling stockholder under the Securities Purchase Agreement (as defined below); and (ii) 1,498,130 shares of Common Stock issuable upon the exercise of Series B Common Warrants (the “Series B Common Warrants” and together with the Series A Common Warrants, the “Common Warrants”) acquired by the selling stockholder under the Securities Purchase Agreement.

We issued the Common Warrants in an exempt private offering (the “Private Placement”) pursuant to a securities purchase agreement, dated June 30, 2023 (the “Securities Purchase Agreement”) with the selling stockholder. Each Common Warrant is exercisable, at an exercise price of $2.80 per share, subject to the Beneficial Ownership Limitation (as defined below) of the holder provided in the Series A Common Warrants, at any time on or after the issuance date and will expire two years from the initial exercise date. Each Series B Common Warrant is exercisable, at an exercise price of $2.80 per share, subject to the Beneficial Ownership Limitation of the holder provided in the Series B Common Warrants (as defined below), at any time on or after the issuance date and will expire five years from the initial exercise date.

A holder (together with its affiliates) may not exercise any portion of the Common Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s election, 9.99%) of the Company’s outstanding Common Stock immediately after exercise (the “Beneficial Ownership Limitation”). However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Common Stock after exercising the holder’s Common Warrants up to 9.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants.

The selling stockholder may sell these shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholder. Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares. For further information regarding the possible methods by which the shares may be distributed, see “Plan of Distribution” beginning on page 16 of this prospectus.

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We will pay the expenses of registering the Common Stock offered by this prospectus. Our Common Stock and certain of our outstanding warrants are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ZIVO” and “ZIVOW”, respectively. On  July 26, 2023, the last reported sale price of our Common Stock as reported on the Nasdaq was $1.95 per share.

You should read this prospectus, together with additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus under the heading “Where You Can Find More Information.”

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully read the discussion of the material risks of investing in securities in the sections titled “Risk Factors” beginning on page 10 of this prospectus and in our most recent Annual Report on Form 10-K, which is incorporated by reference herein and in any other documents incorporated by reference into this prospectus, as well as in any other recently filed quarterly or current reports before investing in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2023

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale, from time to time, by the selling stockholder identified in this prospectus under the heading “Selling Stockholder” beginning on page 15, of up to 2,996,260 shares of our Common Stock previously issued and issuable upon exercise of Common Warrants, which are comprised of (i) 1,498,130 shares of Common Stock underlying the Series A Common Warrants issued to the selling stockholder and (ii) 1,498,130 shares of Common Stock underlying the Series B Common Warrants issued to the selling stockholder. We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholder under this prospectus. We have agreed to pay the expenses incurred in registering these shares, including legal and accounting fees.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “Sec”) Before making your investment decision, we urge you to carefully read this prospectus and all of the information contained in the documents incorporated by reference in this prospectus, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

The selling stockholder is offering to sell, and seeking offers to buy, shares of our Common Stock only under circumstances and in jurisdictions where it is lawful to do so. The selling stockholder is not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, the terms “ZIVO,” “Zivo Bioscience,” the “Company,” “we,” “us” and “our” refer to Zivo Bioscience, Inc. and its wholly-owned subsidiaries, Health Enhancement Corporation, HEPI Pharmaceuticals, Inc., Wellmetrix, LLC, Wellmetris, LLC, Zivo Bioscience, LLC, Zivo Biologic, Inc., ZIVOLife, LLC, and Zivo Zoologic, Inc. We also have allowed pending trademark applications in several countries for “KALGAE™,” “ZIVO”, and “ZIVO Bioscience” and “WELLMETRIX.” We may have other common law rights in other trademarks, trade names, service marks, and the like which will continue as long as we use those respective marks. We have registered the name “WellMetrix” to replace the current “WellMetris” corporate identification and secured an ICANN domain of the same spelling in late 2017. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners. Except as set forth above and solely for convenience, the trademarks and trade names in this prospectus are referred to without the ®, © and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus and the documents incorporated by reference herein and therein carefully, including our financial statements and related notes, the information in the section “Risk Factors,” “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Overview

We are a research and development company operating in both the biotech and agtech sectors, with an intellectual property portfolio comprised of proprietary algal and bacterial strains, biologically active molecules and complexes, production techniques, cultivation techniques and patented or patent-pending inventions for applications in human and animal health.

We believe that our proprietary algal culture and materials derived therefrom show promise in benefiting both animal and human health, primarily through inflammation-modulating and immune-boosting properties. Overall, our efforts have been centered around two potential value-creating initiatives; the first being the identification of bioactive extracts or novel bioactive molecules from our proprietary algal culture to treat various diseases, and second, the utilization of our proprietary algal culture in its whole form as a food product to leverage its nutritional value.

Biotech - ZIVO Product Candidates

ZIVO is developing bioactive compounds derived from its proprietary algal culture, targeting human and animal diseases, such as poultry coccidiosis, bovine mastitis, human cholesterol, and canine osteoarthritis. As part of its strategy, ZIVO will continue to seek strategic partners for late stage development, regulatory preparation and commercialization of its products in key global markets.

Review of isolated active materials derived from our proprietary algal culture and their potential treatment applications led us to identify a product candidate for treating coccidiosis in broiler chickens as the best option for most rapidly generating significant revenue because coccidiosis is a global poultry industry issue, and because the clinical testing cycle for chickens is shorter than for other species. Most of the global animal health companies have products for the coccidiosis market; however, they are mostly antibiotic- or ionophore-based with essentially no new technology having been introduced in the last 60 years.

Agtech - ZIVO’s Algal Biomass

ZIVO’s algal biomass is currently produced in Peru. ZIVO’s algal biomass contains Vitamin A, protein, iron, important fatty acids, non-starch polysaccharides and other micronutrients that position the product as a viable functional food ingredient and nutritional enhancement for human and animal use and as a viable functional ingredient for skin care products.

Through our direction and technology, a site in Peru has been successful in consistently producing our proprietary algae. Our team has been working toward building commercial-scale algae ponds using a ZIVO proprietary design, and we are in the middle of a project to grow our algae in a penultimate scale pond. Once we are successful at this scale, we plan to invest in full commercial-scale ponds and product processing equipment.

The Company currently has contracts for the sale of its algal biomass, however, limited sales have been made pursuant to these contracts at this time and we don’t expect significant sales to be made until we expand production of our algal biomass.

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Additional Indications

Pending additional funding, ZIVO may also pursue the following indications:

Biotech:

•	Bovine Mastitis: ZIVO is developing a treatment for bovine mastitis derived from its proprietary algal culture and the bioactive agents contained within.

•	Canine Joint Health: Studies have indicated the potential of a chondroprotective property when a compound fraction was introduced into ex vivo canine joint tissues.

•

Human Immune Modulation: Early human immune cell in vitro and in vivo studies have indicated that one of the isolated and characterized biologically active molecules in the Company’s portfolio may serve as an immune modulator with potential application in multiple disease situations.

Agtech:

•	Human Food Ingredient: The self-affirmed GRAS process was completed for ZIVO algal biomass in late 2018 to validate its suitability for human consumption as an ingredient in foods and beverages.

•	Skin Health: ZIVO is developing its algal biomass as a skin health ingredient, with topical skin product testing started in the third quarter of 2020, and clinical efficacy claim studies planned for ingestible and topical products.

Recent Developments

Registered Direct Public Offering

In concurrence with the Private Placement we consummated a registered direct public offering with the selling stockholder (the “Investor”) of up to 1,030,000 shares of Common Stock at an offering price of $2.67 per share and pre-funded warrants to purchase up to an aggregate of 468,130 shares of the Common Stock (the “Pre-Funded Warrants”) at an offering price of $2.6699 per Pre-Funded Warrant pursuant to a registration statement on Form S-3 (File No. 333-259082), filed on August 26, 2021 and declared effective on September 3, 2021 (the “Shelf Registration Statement”) and a prospectus supplement to the Shelf Registration Statement, filed with the SEC on July 5, 2023, for aggregate gross proceeds from the Registered Offering of approximately $4.0 million before deducting the Placement Agent’s fee and related offering expenses and net proceeds after deducting the placement agent’s fees and other offering expenses payable by us were approximately $3.5 million (the “Registered Direct Public Offering” and together with the Private Placement, the “Offerings”).

The Pre-Funded Warrants were sold, in lieu of Common Stock, to the Investor because the purchase of shares of Common Stock in the Registered Offering would otherwise result in such Investor, together with its affiliates and certain related parties, beneficially owning more than 9.99% of the Company’s outstanding Common Stock immediately following the consummation of the Registered Public Offering. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

In connection with the Offerings, we entered into a Placement Agency Agreement with Maxim Group LLC (the “Placement Agent”), pursuant to which the Placement Agency acted as the exclusive placement agent in connection with the Offerings. Pursuant to the Placement Agency Agreement, we agreed to pay the Placement Agent a fee equal to 7.00% of the aggregate gross proceeds from the Offerings.

Request to Withdraw S-1 Registration Statement

On June 28, 2023 we submitted a request to the SEC to withdraw our Registration Statement on Form S-1 filed on March 22, 2023 (File No. 333-270750) (the “S-1 Registration Statement”) as we have determined not to proceed at this time with the proposed offering and sale of the securities proposed to be covered by the S-1 Registration Statement. The S-1 Registration Statement was not declared effective and none of our securities have been issued or sold pursuant to the S-1 Registration Statement.

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Nasdaq Notice of Delisting

On May 23, 2023 we have received a notification by the Listing Qualifications department (the “Staff”) of Nasdaq that, based upon our non-compliance with the $2.5 million stockholders’ equity requirement for continued listing on Nasdaq, as set forth in Nasdaq Listing Rule 5550(b) (the “Nasdaq Listing Rule”), as of the date of this prospectus, the our Common Stock was subject to delisting from Nasdaq unless we timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). We requested a hearing before the Panel, which request has stayed any further action by Nasdaq at least until the hearing process concludes and any extension that may be granted by the Panel has expired. At the hearing, which took place on July 13, 2023, we presented our plan to regain compliance with the Nasdaq Listing Rule and request the continued listing of our Common Stock pending our compliance with the Nasdaq Listing Rule. There can be no assurances, however, that the Panel will grant our request or that we will be able to evidence compliance with all applicable Nasdaq listing criteria within any extension of time that may be granted by the Panel. As previously disclosed, the Staff granted the Company an extension to evidence compliance with the Nasdaq Listing Rule through May 22, 2023. The Company was unable to do so, which resulted in the issuance of the Nasdaq Staff’s determination.

Corporate Information

We were incorporated under the laws of the State of Nevada on March 28, 1983, under the name of “L. Peck Enterprises, Inc.” On May 27, 1999, we changed our name to “Western Glory Hole, Inc.” From 1990 until October 2003, we had no business operations; we were in the development stage and were seeking profitable business opportunities. On October 30, 2003, we acquired 100% of the outstanding shares of Health Enhancement Corporation (“HEC”) in exchange for 112,500 of our shares, making HEC our wholly-owned subsidiary. In connection with this transaction, we changed our name to Health Enhancement Products, Inc. On October 14, 2014, at the annual meeting of the stockholders of the Company, a proposal was passed to change the name of the Company from Health Enhancement Products, Inc. to Zivo Bioscience, Inc. On October 30, 2014, the Financial Industry Regulatory Authority approved the name Zivo Bioscience, Inc. for trading purposes and the symbol change to ZIVO effective November 10, 2014.

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THE OFFERING

Securities to be offered by the selling stockholder	Up to 2,996,260 shares of Common Stock underlying the Common Warrants.

Use of proceeds

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholder. However, if all of the Common Warrants were exercised for cash, we would receive gross proceeds of approximately $8.4 million. See the section entitled “Use of Proceeds” in this prospectus.

Offering Price	The selling stockholder may sell all or a portion of its shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Risk factors

You should carefully consider the risk factors described in the section of this prospectus titled “Risk Factors,” and “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, together with all of the other information included and incorporated by reference in this prospectus, before deciding to invest in our securities.

Market and trading symbol	Our Common Stock and certain of our outstanding warrants are listed on the Nasdaq under the symbol “ZIVO” and “ZIVOW”, respectively.

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholder for offer and sale, we are referring to the shares of our Common Stock issuable upon exercise of the Common Warrants, each as described under “The Private Placement” and “Selling Stockholder.” When we refer to the selling stockholder in this prospectus, we are referring to the selling stockholder identified in this prospectus and, as applicable, its donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer.

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RISK FACTORS

An investment in our securities has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and those described under “Risk Factors” in the documents incorporated by reference herein, including those in our most recent Annual Report on Form 10-K and in subsequent quarterly reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference herein and therein. See “Where You Can Find More Information.” Any of the risks and uncertainties set forth herein and therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. Additional risks not currently known to us or which we consider immaterial based on information currently available to us may also materially adversely affect us. As a result, you could lose all or part of your investment.

Risks Related to our Securities and this Offering

Failure to meet Nasdaq’s continued listing requirements could result in the delisting of our Common Stock, negatively impact the price of our Common Stock and negatively impact our ability to raise additional capital.

On May 23, 2023, we received a notification by the Staff of Nasdaq that, based upon our non-compliance with the $2.5 million stockholders’ equity requirement for continued listing on Nasdaq, as set forth in Nasdaq Listing Rule 5550(b), as of May 22, 2023, the Company’s Common Stock was subject to delisting from Nasdaq unless the Company timely requests a hearing before the Nasdaq Hearings Panel.

We requested a hearing before the Panel, which request has stayed any delisting, suspension or any further action by Nasdaq pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. The hearing is currently scheduled for July 13, 2023. At the hearing, we will present our plan to regain compliance with the Nasdaq Listing Rule and request the continued listing of our Common Stock pending the Company’s compliance with the Nasdaq Listing Rule. There can be no assurances, however, that the Panel will grant us our request or that we will be able to evidence compliance with all applicable Nasdaq listing criteria within any extension of time that may be granted by the Panel.

There can be no assurance that we will ultimately regain compliance with all applicable requirements for continued listing on the Nasdaq in the future. If our Common Stock are delisted from Nasdaq, it will have material negative impact on the actual and potential liquidity of our securities, as well as material negative impact on our ability to raise future capital.

If, for any reason, Nasdaq should delist our Common Stock from trading on its exchange and we are unable to obtain listing on another national securities exchange or take action to restore our compliance with the Nasdaq continued listing requirements, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our stockholders:

•	the liquidity of our Common Stock;
•	the market price of our Common Stock;
•	our ability to obtain financing for the continuation of our operations;
•	the number of institutional and general investors that will consider investing in our Common Stock;
•	the number of investors in general that will consider investing in our Common Stock;
•	the number of market makers in our Common Stock;
•	the availability of information concerning the trading prices and volume of our Common Stock; and
•	the number of broker-dealers willing to execute trades in shares of our Common Stock.

Further, we would likely become a “penny stock”, which would make trading of our Common Stock much more difficult.

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If we sell additional shares of Common Stock in future financings, stockholders may experience immediate dilution and, as a result, our share price may decline.

We may from time to time issue additional shares of Common Stock at a discount from the current market price of our Common Stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of Common Stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or Common Stock. If we issue shares of Common Stock or securities convertible or exercisable into shares of Common Stock, our stockholders will experience additional dilution and, as a result, our share price may decline.

An active trading market for our shares may not be sustained.

Although our Common Stock and certain of our outstanding warrants are listed on Nasdaq, the market for our shares has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

Our share price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.

Our Common Stock and certain of our outstanding warrants currently trade on Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our shares may not necessarily be a reliable indicator of our fair market value. The price at which our shares trade may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

If our shares become subject to the penny stock rules, it may be more difficult to sell our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTC Bulletin Board does not meet such requirements and if the price of our shares is less than $5.00 and our shares are no longer listed on a national securities exchange such as Nasdaq, our shares may be deemed a penny stock. The penny stock rules require a broker-dealer, at least two business days prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver to the customer a standardized risk disclosure document containing specified information and to obtain from the customer a signed and date acknowledgment of receipt of that document. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our shares, and therefore stockholders may have difficulty selling their shares.

We do not intend to pay any dividends on our Common Stock at this time.

We have not paid any cash dividends on our Common Stock to date. The payment of cash dividends on our Common Stock in the future will be dependent upon our revenue and earnings, if any, capital requirements, and general financial condition, and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends on our Common Stock in the foreseeable future. As a result, any gain you will realize on our Common Stock will result solely from the appreciation of such shares.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the other documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

•	our financial condition or results of operations;
•	our ability to obtain additional financing;
•

failure to meet Nasdaq’s continued listing requirements could result in the delisting of our Common Stock, negatively impact the price of our Common Stock and negatively impact our ability to raise additional capital;

•	our use of the net proceeds from this offering and concurrent private placement;
•	our relatively new business model and lack of significant revenues;
•	our ability to prosecute, maintain or enforce our intellectual property rights;
•	disputes or other developments relating to proprietary rights and claims of infringement;
•	the accuracy of our estimates regarding expenses, future revenues and capital requirements;
•	the implementation of our business model and strategic plans for our business and technology;
•	the results of current and future testing of our product;
•	the anticipated performance and benefits of our product;
•	the ability to generate licensing fees; and
•	the successful development of our sales and marketing capabilities;
•	the potential markets for our products and our ability to serve those markets;
•	the rate and degree of market acceptance of our products and any future products;
•	our ability to retain key management personnel;
•	regulatory developments and our compliance with applicable laws; and
•	our liquidity.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above titled “Risk Factors” and the risk factors incorporated therein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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USE OF PROCEEDS

The Common Stock issuable upon the exercise of Common Warrants to be offered and sold using this prospectus will be offered and sold by the selling stockholder named in this prospectus. Accordingly, we will not receive any proceeds from any sale of shares of our Common Stock in this offering. Upon any cash exercise of the Common Warrants, the selling stockholder that exercises the Common Warrant will pay us the applicable exercise price. If all the Common Warrants were exercised for cash, we would receive gross proceeds of approximately $8.4 million. However, the holders of the Common Warrants are not obligated to exercise the Common Warrants and we cannot predict whether or when, if ever, the holders of the Common Warrants will choose to exercise the Common Warrants, in whole or in part. We will pay all of the fees and expenses incurred by us in connection with this registration of the shares of our Common Stock offered hereby.

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THE PRIVATE PLACEMENT

On June 30, 2023, we entered into a Securities Purchase Agreement with a single institutional investor named therein, pursuant to which we issued and sold 1,030,000 shares of Common Stock and Pre-Funded Warrants to purchase up to 468,130 shares of Common Stock in a Registered Direct Public Offering. In a concurrent private placement, we also issued (i) unregistered Series A Common Warrants exercisable for an aggregate of 1,498,130 shares of Common Stock at an exercise price of $2.80 per share and (ii) unregistered Series B Common Warrants exercisable for an aggregate of 1,498,130 shares of Common Stock at an exercise price of $2.80 per share. Each Series A Common Warrant will be exercisable, subject to the Beneficial Ownership Limitation of the holder provided in the Series A Common Warrants, at any time on or after the issuance date and will expire two years from the initial exercise date. Each Series B Common Warrant will be exercisable, subject to the Beneficial Ownership Limitation of the holder provided in the Series B Common Warrants, at any time on or after the issuance date and will expire five years from the initial exercise date.

Pursuant to the terms of the Securities Purchase Agreement, we agreed to use commercially reasonable efforts to cause a registration statement on Form S-1 or Form S-3 providing for the resale by holders of shares of our Common Stock issuable upon the exercise of the Common Warrants, to become effective 60 days (90 days in the event the SEC elects to review such registration statement) following the filing date of such registration statement (which shall be filed within 30 calendar days of the date of the Purchase Agreement) and to keep such registration statement effective at all times until the holders no longer own any Common Warrants or shares of Common Stock issuable upon the exercise of the Common Warrants.

The foregoing descriptions of the form of Securities Purchase Agreement, the Placement Agency Agreement, the form of Series A Common Warrants and the form of Series B Common Warrants are not complete and are subject to and qualified in their entirety by reference to the form of Securities Purchase Agreement, the form of Placement Agency Agreement, the form of Series A Common Warrants and the form of Series B Common Warrants, respectively, copies of which are attached as Exhibits 10.1, 1.1, 4.1 and 4.2, respectively, to the Current Report on Form 8-K dated July 6, 2023, and are incorporated herein by reference.

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SELLING STOCKHOLDER

This prospectus relates to the resale by the selling stockholder from time to time of up to an aggregate of 2,996,260 shares of Common Stock issuable upon the exercise of Common Warrants. For additional information regarding the issuance of the warrants, see “The Private Placement” above. Except as described below, to our knowledge, the selling stockholder has not been an officer or director of ours or of our affiliates within the past three years or has any material relationship with us or our affiliates within the past three years. Our knowledge is based on information provided by the selling stockholder in connection with the filing of this prospectus. Information concerning the selling stockholder may change after the date of this prospectus and changed information will be presented in a supplement to this prospectus if and when required.

The table below lists the selling stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the shares of Common Stock by the selling stockholder. The second column lists the number of shares of Common Stock beneficially owned by the selling stockholder, based on its ownership of the shares of Common Stock, options to purchase Common Stock, and warrants to purchase Common Stock, as of July 26, 2023, assuming exercise in full of the Common Warrants held by the selling stockholder on that date, without regard to any limitations on exercises. The third column lists the maximum number of shares of Common Stock that may be sold or otherwise disposed of by the selling stockholder pursuant to the registration statement of which this prospectus forms a part. The selling stockholder may sell or otherwise dispose of some, all or none of its shares. The fourth column assumes the sale of all of the shares of Common Stock offered by the selling stockholder pursuant to this prospectus, without regard to any limitations on exercises.

Under the terms of the Common Warrants, the selling stockholder may not exercise the warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% (or 9.99% with respect to the Pre-Funded Warrants) of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of the Common Warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering			Maximum Number of Shares to be Sold Pursuant to this Prospectus	Shares Owned Immediately After Sale of Maximum Number of Shares in this Offering
	Number		Percentage(2)	Number	Number	Percentage(2)
Armistice Capital, LLC(1)	4,494,390	(3)	32.30%	2,996,260	1,498,130	10.77%

(1)

The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital.  The Common Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Common Warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2)	The applicable percentage of beneficial ownership is based on 10,449,660 shares of Common Stock outstanding as of July 5, 2023.

(3)

Consists of an aggregate of 4,494,390 shares of common stock beneficially owned and includes (i) 1,030,000 shares of Common Stock; (ii) 468,130 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants; (iii) 1,498,130 shares of Common Stock issuable upon the exercise of Series A Common Warrants; and (iv) 1,498,130 shares of Common Stock issuable upon the exercise of Series B Common Warrants.

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PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon exercise of the Common Warrants issued to the selling stockholder to permit the resale of these shares of Common Stock by the holder the Common Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of the Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of the Common Stock.

The selling stockholder may sell all or a portion of the shares of Common Stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of the Common Stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of the Common Stock may be sold on Nasdaq or on any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to use commercially reasonable efforts to keep this registration statement effective at all times until the selling stockholder no longer owns any Common Warrants or shares of Common Stock issuable upon the exercise of the Common Warrants.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fennemore Craig, P.C., Reno, Nevada.

EXPERTS

The consolidated financial statements of Zivo Bioscience, Inc. as of December 31, 2022 and 2021 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, (n/k/a) BDO USA, P.A. an independent registered public accounting firm, incorporated herein by reference given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s website can be found at www.sec.gov.

These documents are also available, free of charge, through the Investors section of our website. We maintain a website at www.zivobioscience.com. We have not incorporated by reference into this prospectus the information contained in or accessible through our website, and you should not consider it to be a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference into this prospectus and the registration statement of which this prospectus forms a part the information or documents listed below that we have filed with the SEC, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K or Schedule 14A), including all filings filed pursuant to the Exchange Act after the date of the registration statement and prior to effectiveness of the registration statement, and following effectiveness of the registration statement and until the termination or completion of the offering of the securities covered by this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 14, 2023;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 10, 2023;

•	our Current Reports on Form 8-K filed with the SEC on February 10, 2023, April 5, 2023, May 26, 2023, June 16, 2023 and July 6, 2023; and

•

 the description of our Common Stock contained in our Registration Statement on Form 8-A initially filed on May 27, 2021, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of this prospectus, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to:

Zivo Bioscience, Inc.

21 East Long Lake Road, Suite 100,

Bloomfield Hills, Michigan 48304

Telephone: (248) 452-9866

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, payable by the Company in connection with the registration and sale of the Common Stock being registered. All amounts are estimates except the SEC registration fee.

Amount Paid or to Be Paid
SEC registration fee	$601
Printing expenses	$750
Legal fees and expenses	$30,000
Accounting fees and expenses	$50,000
Other fees and expenses	$1,000
Total	$82,351

Item 15. Indemnification of Directors and Officers.

We are incorporated in Nevada. Section 78.7502(1) of the NRS, provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he is not liable pursuant to NRS 78.138 or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption established by NRS 78.138(3) has been rebutted and it is proven that (i) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or any claim, issue or matter in such action.

NRS 78.751 provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law and such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. NRS 78.752 permits a corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities.

Bylaws

Our bylaws include express provisions providing for the indemnification of our directors and officers to the fullest extent permitted under the NRS, and the mandatory payment by us of expenses incurred by such persons in defending a civil or criminal action, suit or proceeding in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by us. Our bylaws also permit us to purchase and maintain insurance or make other financial arrangements on behalf of any such person for certain liability and expenses, whether or not we have the authority to indemnify such person against such liability and expenses.

See also the undertakings set out in response to Item 17 herein.

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Item 16. Exhibits.

EXHIBIT
NUMBER	DESCRIPTION OF DOCUMENT

1.1	Form of Placement Agent Agreement (previously filed as Exhibit 1.1 to the Registrant’s Current Report on Form 8-K, filed on July 6, 2023)

3.1	Articles of Incorporation of the Registrant as amended (previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 22, 2011)

3.2	Certificate of Amendment to Articles of Incorporation dated October 16, 2014 (previously filed as Exhibit 3.12 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2014)

3.3	Certificate to Amendment dated May 28, 2021 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 2, 2021)

3.4	Amended and Restated By-laws of the Registrant (previously filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed on May 17, 2010)

3.5	Second Amended and Restated By-laws of the Registrant (prev Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 7, 2022)

4.1	Form of Series A Common Warrant (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on July 6, 2023)

4.2	Form of Series B Common Warrant (previously filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed on July 6, 2023)

4.3	Form of Pre-Funded Warrant (previously filed as Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed on July 6, 2023)

5.1	Opinion of Fennemore Craig, P.C.

10.1+	2019 Omnibus Long-Term Incentive Plan (previously filed as Exhibit 10.34 to the Registrant’s Annual Report on Form 10-K filed on March 26, 2020)

10.1.1+	Stock Option Grant Notice for 2019 Omnibus Long-Term Incentive Plan (previously filed as Exhibit 10.37 to the Registrant’s Annual Report on Form 10-K filed on March 26, 2020)

10.2+	2021 Equity Incentive Plan (previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on February 16, 2022)

10.3	Supply Chain Agreement with Aegle Partners 2 LLC, dated February 27, 2019 (previously filed as Exhibit 10.38 to the Registrant’s Registration Statement on Form S-1/A filed on May 26, 2021)

10.3.1

First Amendment to Supply Chain Agreement with Aegle Partners 2 LLC, dated September 14, 2019 (previously filed as Exhibit 10.39 to the Registrant’s Registration Statement on Form S-1/A filed on May 26, 2021)

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10.3.2

Second Amendment to Supply Chain Agreement with Aegle Partners 2 LLC, dated November 24, 2020 (previously filed as Exhibit 10.40 to the Registrant’s Registration Statement on Form S-1/A filed on May 26, 2021)

10.4+

Employment Agreement, dated as of February 15, 2022, by and between John Payne and the Company (previously filed as Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on February 16, 2022)

10.4.1+

Amendment No. 1 to Employment Agreement, dated as of December 16, 2022, by and between John Payne and the Company (previously filed as Exhibit 10.4.1 to the Registrants Registration Statement on Form S-1 filed on March 22, 2023).

10.5+	Letter Agreement between Keith Marchiando and Zivo Bioscience, Inc., dated January 1, 2021 (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 7, 2021)

10.6	Form of Paulson Convertible Note (previously filed as Exhibit 10.45 to the Registrant’s Registration Statement on Form S-1/A filed on May 26, 2021)

10.7	Form of Shapiro Convertible Note (previously filed as Exhibit 10.46 to the Registrant’s Registration Statement on Form S-1/A filed on May 26, 2021)

10.8

Zivo Bioscience, Inc. Non-Employee Director Compensation Policy (previously filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 15, 2021)

10. 9

Stock Option Grant Notice and Agreement to Zivo Bioscience, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 filed with the Securities and Exchange Commission on November 15, 2021)

10.10	Form of Securities Purchase Agreement, dated June 30, 2023 (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on July 6, 2023)

21.1	Subsidiaries of the Registrant (previously filed as Exhibit 21.1 to the Registrant Annual Report on Form 10-K on March 14, 2023)

23.1*	Consent of BDO USA, P.A.

23.2*	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1 hereto)

24.1*	Power of Attorney (included on signature page hereto)

107*	Filing Fee Table

101.INS*	Inline XBRL Instance Document

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Filed herewith.
+	Indicates a management contract or compensatory plan.
†	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

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Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to §230.424(b) of this chapter that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser,

(i)

each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on July 27, 2023.

ZIVO BIOSCIENCE, INC.

By:	/s/ Keith Marchiando
Keith Marchiando
Chief Financial Officer, and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Zivo Bioscience, Inc., a Nevada corporation, do hereby constitute and appoint each of Keith Marchiando and John B. Payne as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John B. Payne		July 27, 2023
John B. Payne	President, Chief Executive
Officer, and Director (Principal Executive Officer)
/s/ Keith Marchiando
Keith Marchiando	Chief Financial Officer, and Secretary (Principal	July 27, 2023
Accounting and Financial Officer)
/s/ Christopher Maggiore
Christopher Maggiore	Director	July 27, 2023

/s/ Nola Masterson
Nola Masterson	Director	July 27, 2023

/s/ Alison A. Cornell
Alison A. Cornell	Director	July 27, 2023

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